UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 26, 2012

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated With Exit Or Disposal Activities.

On January 26, 2012, the Board of Directors of H.B. Fuller Company (the “Company”) approved a facility closure and transfer plan as part of the Company’s previously announced Europe, India, Middle East and Africa (“EIMEA”) operating segment transformation project, including the closure of facilities in Wels, Austria and Borgolavezzaro, Italy and the transfer of shared services functions to a single location in Mindelo, Portugal. This facility closure and transfer plan will be implemented beginning in the first half of the current fiscal year and is currently expected to be completed by the end of fiscal year 2013.

The Company currently expects to incur exit costs of approximately $22.4 million ($18.9 million after-tax) related to these actions. The exit costs include after-tax cash expenditures of approximately $14.8 million primarily for severance and other related charges and non-cash charges (after-tax) of approximately $4.1 million, primarily related to accelerated depreciation of long-lived assets. The exit costs will be spread across the next several quarters as the measures are implemented, with approximately $7.7 million of the after-tax costs occurring in the first half of fiscal year 2012, approximately $7.6 million occurring in the second half of fiscal year 2012 and approximately $3.6 million occurring in fiscal year 2013.

The Company previously announced the objectives and expected costs associated with the EIMEA business transformation project. In summary, the Company is pursuing a comprehensive range of business process improvement projects which are designed to increase the EBITDA margin of the EIMEA business. The total cost to implement the project includes the $22.4 million of costs noted in this filing plus the incremental capital expenditures and ancillary costs required to facilitate the transfer of production and personnel. The Company believes the multi-year project will be completed within the original timeline and that the total costs associated with the project will not exceed the recently updated estimate of $50 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Barry S. Snyder, Vice President and Chief Technology Officer, has left the Company effective January 31, 2012.

(e) In connection with annual stock-based grants to eligible Company employees under the Company’s Amended and Restated Year 2000 Stock Incentive Plan, on January 26, 2012 the Compensation Committee of the Board of Directors of the Company approved the form of Non-Qualified Stock Option Award Agreement attached to this Report as Exhibit 10.1. The Non-Qualified Stock Option Award Agreement provides for multi-year vesting of options in equal annual installments. The foregoing description is qualified in its entirety by reference to the form of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Non-Qualified Stock Option Agreement under the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: January 31, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Non-Qualified Stock Option Agreement under the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan